UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 29, 2009

Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 400, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Omni Bio Pharmaceutical, Inc. (the “Company”) has accepted subscription agreements related to the sale of Units in a private placement (the “Private Placement”).  Each “Unit” is comprised of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock for a purchase price of $2.50 per Unit.  Each warrant in the Unit is exercisable at $3.75 until five years from the initial closing of the Private Placement.  The maximum Units to be sold in the Private Placement are 1,000,000 resulting in gross aggregate proceeds to the Company of $2.5 million.  The net proceeds of the Private Placement will be used to fund research and development and for general working capital purposes.  The Private Placement is expected to close in multiple closings on or before January 31, 2010.

On December 29, 2009, the Company conducted the initial closing under the Private Placement, pursuant to which the Company entered into subscription agreements for the purchase of 146,000 Units for an aggregate subscription price of $365,000.  Additionally, on December 31, 2009, the Company entered into a subscription agreement for the purchase of 10,000 Units for an aggregate subscription price of $25,000.  After deducting offering expenses including commissions and expenses paid to the placement agent, net proceeds to the Company from such sales totaled $351,000.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.  The Units are being issued in a private placement exempt from registration pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and constitute “restricted securities” under Rule 144 of the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 29, 2009, the Board of Directors (the “Board”) adopted Amended and Restated Bylaws of the Company (the “Restated Bylaws”).  Among the changes effected in the Restated Bylaws are the following:

•	amendment of meeting notice procedures;
•	addition of advance notice procedures for shareholder business and director nominations at annual and special meetings of shareholders;
•	amend number directors to serve on the Board to a range of at least one director and no more than seven directors;
•	addition of provisions and procedures related to conflicting interest transactions;
•	amendment to allow for shares of the Company to be issued with or without certificates; and
•	amendment of various other provisions to conform the bylaws to the requirements of Colorado law.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restated Bylaws that is being filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Bylaws of Omni Bio Pharmaceutical, Inc.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.
Date: January 5, 2010

By: /s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

Exhibit Index

Exhibit No.                      Description

3.1	Amended and Restated Bylaws of Omni Bio Pharmaceutical, Inc.